UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 25, 2012

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)
The Company held its 2012 Annual Meeting of Shareholders (“2012 Annual Meeting”) on May 25, 2012 in Juno Beach, Florida.  At the 2012 Annual Meeting, the Company's shareholders approved three proposals.  The proposals are described in detail in the Company's definitive proxy statement on Schedule 14A for the 2012 Annual Meeting, filed with the Securities and Exchange Commission on April 6, 2012.

(b)	The final voting results with respect to each proposal voted upon at the 2012 Annual Meeting are set forth below.

Proposal 1
The Company's shareholders elected each of the twelve nominees to the Board of Directors for a one-year term by a majority of the votes cast, as set forth below:

	For	Against	Abstentions	Broker Non-votes
Sherry S. Barrat	279,893,008	3,057,056	762,368	71,547,717
Robert M. Beall, II	267,898,060	15,033,853	780,519	71,547,717
James L. Camaren	281,550,868	1,382,738	778,826	71,547,717
Kenneth B. Dunn	270,239,028	12,703,272	770,132	71,547,717
J. Brian Ferguson	270,144,145	12,784,682	783,605	71,547,717
Lewis Hay, III	271,009,098	11,891,406	811,928	71,547,717
Toni Jennings	269,501,901	13,476,571	733,960	71,547,717
Oliver D. Kingsley, Jr.	281,123,240	1,831,184	758,008	71,547,717
Rudy E. Schupp	269,034,562	13,892,916	784,954	71,547,717
William H. Swanson	281,443,197	1,503,124	766,111	71,547,717
Michael H. Thaman	279,741,976	3,212,886	757,570	71,547,717
Hansel E. Tookes, II	280,665,316	2,272,427	774,689	71,547,717

Proposal 2

The Company's shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2012, as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
349,386,370	4,697,235	1,176,544	--

Proposal 3

The Company's shareholders approved, by non-binding advisory vote, NextEra Energy's compensation of its named executive officers as disclosed in the proxy statement for the 2012 Annual Meeting, as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
209,546,051	70,018,444	4,147,937	71,547,717

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NextEra Energy, Inc.
(Registrant)

Date:  May 29, 2012

CHARLES E. SIEVING
Charles E. Sieving
Executive Vice President & General Counsel

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